Medis Technologies Reports Full Year 2008 Financial Results

Loss and Write-Downs to Lower Costs and Right Size Operations;
Management Focuses on Core Products and New Markets

New York - March 31, 2009 - Medis Technologies Ltd. (NASDAQ: MDTL) (Medis), a leading portable energy technology company, today announced financial results for the full year ended December 31, 2008.  Following the fourth quarter, which included the introduction of a new management team, combined  with a nearly catastrophic slowdown in global economies, Medis management decided to take actions to strategically restructure and streamline operations.  During the year ended December 31, 2008, Medis recorded approximately $95 million of impairment charges and inventory reserves and write-offs. Medis reported a net loss attributable to common stockholders of approximately $153 million, or $3.75 per share, for the year ended December 31, 2008.

Medis Chairman and CEO Jose Mejia, commented, “Our plan is to realign our resources, focus our sales, reduce our operating costs, right-size our capacity and improve our operating efficiencies to serve key growth markets. We have appointed Thomas Finn, as executive vice president of operational restructuring.  The restructuring, cost rationalization and commercialization initiatives are being implemented in parallel with plans to raise additional financing from investors.”

“These steps are intended to assist management to build on our core strengths as well as leverage Medis’ unique and multi-patented technology platform, extensive intellectual property and hardworking and extraordinarily capable development team – in order to have a competitive and sustainable supply chain and be the market leader.”

Fourth Quarter and 2008 Results
The Company’s 2008 and fourth quarter results of operations do not reflect the financial and operational benefits of its recent comprehensive rationalization efforts.

For the fourth quarter ended December 31, 2008, net loss attributable to common stockholders was $106,418,000, or $2.39 per share, based on a weighted average number of common shares of 44,582,888, compared with a net loss attributable to common stockholders for the quarter ended December 31, 2007 of $13,485,000, or $0.40 per share, based on a weighted average number of common shares of 33,794,827.  The increase in the net loss for the comparable periods includes non-cash impairment charges recorded during the fourth quarter 2008, related to goodwill and property and equipment aggregating $86,501,000.  Additionally, the Company incurred Depreciation, Production and Facility costs in the fourth quarter of 2008 totalling $12,769,000, including excess production capacity (such as depreciation, subcontractor charges and labor), materials and components and $5,757,000 of inventory reserves and write-offs, and an increase in selling, general and administrative expenses. These factors were partially offset by a decrease in research and development costs and an increase in interest income, net.

For the year ended December 31, 2008, net loss attributable to common stockholders was $152,591,000, or $3.75 per share, based on a weighted average number of common shares of 40,693,544, compared with a net loss attributable to common stockholders for the year ended December 31, 2007 of $42,328,000, or $1.26 per share, based on a weighted average number of common shares of 33,554,298. The increase in the net loss for the comparable periods includes non-cash impairment charges recorded during the year ended December 31, 2008, related to goodwill and property and equipment aggregating $86,501,000.  Additionally, the Company incurred Depreciation, Production and Facility costs of $28,223,000, including excess production capacity (such as depreciation, subcontractor charges and labor), materials and components and $8,200,000 of inventory reserves and write-offs, and an increase in selling, general and administrative expenses. These factors were partially offset by a decrease in research and development costs, and an increase in interest income, net.

Strategic Update
As the creator and patent holder of the world’s first truly commercial portable fuel cell, Medis has matured from a research and development-focused entity to an early stage commercial entity with a focus on revenue generation and cost rationalization. As part of this process, the Company is currently engaged with its major suppliers of goods and services and has initiated renegotiation of vendor processes and agreements to align with anticipated macroeconomic conditions, although it can give no assurance of success in these efforts.

“Our new senior management team remains focused on the commercialization of our current products, as well as on the line-extension and upsized versions that will allow us to approach other, larger market segments,” Jose Mejia, added. “With an increase in natural disasters such as hurricanes, tornadoes, earthquakes, floods, along with the potential for terrorism worldwide -- and power outages and black-outs -- we believe there is real addressable opportunity in the market for products such as the Xtreme Emergency kit.  At the same time, we’ve taken a hard look at our infrastructure and have developed a plan and seeded initial actions which we believe will help us address the immediate recessionary conditions in the market today that relate to our structure and performance.  We have already taken several steps to improve our operations and minimize our cost structure and we will continue to make the necessary changes to fully implement this new operational strategy.”

The Company recently initiated a comprehensive cost rationalization plan designed to reduce its burn rate and enhance operational efficiencies, the elements of which include:

•	Reduction in aggregate payroll salaries of approximately 50%
•	Operational expenses reduced by approximately 50%
•	A full stream product cost review
•	Explore opportunities to monetize non-essential assets
•	Dramatically transforming Medis’ supply chain to improve costs, customer experience and sustainability

Medis, in an effort to further reduce costs while it focuses on sales and marketing activities, has also recently suspended production across its supply base.

In addition, the finished goods inventory already created will allow the Company to transition its supply infrastructure to a significantly more competitive and flexible structure.  The Company is currently evaluating its existing manufacturing capacity as it relates to its short and long-term expectations of product demand.

Mejia said, “Furthermore, we are exploring the stimulus funds from programs such as the American Recovery and Reinvestment Act of 2009 (ARRA), and believe that we will be able to work with national, state and local governments to create jobs in the United States.”

Sales Strategy
Mejia added, “The management team has developed a new sales strategy that balances its resources more appropriately in terms of the markets it operates.  We will direct our own sales resources with some select channel support to drive the sale of our Xtreme Emergency Kit.  We’ll also utilize mobile accessory channel partners while aligning new resources and focus on government and military markets which we believe will have great potential for us.”

With the recent introduction of its new management team, the Company conducted a comprehensive review of the viability of its existing operational, financial and technological infrastructure. The new management team is currently defining what it believes to be the most significant areas of commercial opportunity to apply Medis’ technology. This has resulted in a new streamlined focus on core markets, including allocating management and company resources to the government and military market.

The management team believes that the government and military market offers revenue opportunities based on the Company’s current technology.  Other factors that make the market attractive includes its high consumption of batteries, current dissatisfaction with battery power, sustained market growth, and potential for high volume and repeat sales.

Funds Raised During 2008
For the year ended December 31, 2008, Medis received net proceeds of $51,630,000 from the issuance of common stock and warrants.  During the fiscal year ended December 31, 2007 and through December 31, 2008, the Company has raised gross proceeds aggregating $71,500,000 through the sale of its securities to outside investors and Cell Kinetics, its majority owned subsidiary, has raised gross proceeds of $1,048,000 through the sale of its securities in a rights offering to stockholders.

At December 31, 2008, the Company had cash and cash equivalents of $10,642,000.

The Company requires additional financing in order to continue to fund its current operations, and pay existing and future liabilities and other obligations. The Company believes it has numerous options and avenues to raise working capital in 2009, including:

•
The sale of Company securities, with the intention of selling $3.0 to 5.0 million in the second quarter of 2009 and up to an additional $5.0 million before the end of fiscal 2009, all subject to market conditions;

•
The sale of non-essential Company assets, including excess inventory and/or other tangible assets, either in the event we are unsuccessful in selling our securities, or possibly in tandem with doing so.

•	Through government grants from the United States, the State of Israel, or possibly both.

Medis is currently in discussions with potential investors regarding the sale of its securities. Furthermore, the Company has engaged third party valuation experts to appraise the monetization value of certain of its assets and has concluded, based upon the value assigned to those assets, that it should be able to realize sufficient funds from any such sale over the next 60-90 days which, together with its cost rationalization plan discussed earlier, the Company expects will enable it to continue its operations through the end of 2009, at which time Medis expects to have commenced generating revenue.

Conference Call Details
The Company will host a conference call and audio webcast highlighting the Company's fourth quarter and year end 2008 financial results and discuss business operations today, Tuesday, March 31, 2009 at 11:00 am Eastern Time.  Interested parties may participate in the call by dialing 303-262-2053 approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Medis conference call.  The call will be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.medistechnologies.com and click on the conference call link.

A recorded replay of the call will be available until 12:00 AM Eastern Time on April 7, 2009. Listeners may dial 303-590-3000 and use the code 11128468 for the replay. The conference call webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

About Medis Technologies Ltd.

Medis Technologies' (NASDAQ: MDTL) (www.medistechnologies.com) is the creator of the first portable fuel cell generator. The company’s first generation of products, Medis 24/7 Xtreme Portable Power Solution and the Medis Fuel Cell Power Emergency Kit are available at Amazon.com and the FuelCellStore.com. The portable fuel cells can provide up to 90 hours of “green” energy to power personal electronics (i.e. cell phones, MP3 players, flashlights, etc.) anywhere without the need for a wall socket or any external electricity source.

Medis' indirect majority-owned subsidiary, Cell Kinetics Ltd., is engaged in the development and commercialization of the CKChip, a unique cell carrier platform intended for simultaneous fluoroscopic monitoring and analysis of thousands of individual living cells over time.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company's filings with the SEC. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

(Table to follow)

MEDIS TECHNOLOGIES LTD.

SUMMARY OF RESULTS
                                         December 31, 2008

(In thousands, except loss per share)
(See notes below)

Statements of	Three Months	Three Months	Year	Year
Operations Data	Ended	Ended	Ended	Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2007	2008	2007	2008
	(Unaudited)	(Unaudited)		(Unaudited)

Revenues	$—	$—	$400	$—
Cost of Revenues	—	—	249	—
Gross Profit	—	—	151	—

Depreciation, production and facility costs:
Depreciation, production and facility costs	—	7,012	—	20,023
Inventory reserves and write-offs	—	5,757	—	8,200
Total depreciation, production and facility costs	—	12,769	-	28,223

R&D costs, net	7,948	3,646	25,705	21,527
SG&A expenses	3,404	3,853	13,541	14,219
Impairment charges on goodwill and property and equipment	—	86,501	—	86,501
Amortization of intangible assets	52	—	208	48
Operating loss	(11,404)	(106,769)	(39,303)	(150,518)
Interest income (expenses), net	(1,039)	1,407	1,103	1,604
Minority interest	—	(13)	—	492
Net loss	(12,443)	(105,375)	(38,200)	(148,422)
Dividends on preferred stock	(1,042)	(1,043)	(4,128)	(4,169)
Net loss attributable to common stockholders	$(13,485)	$(106,418)	$(42,328)	$(152,591)
Basic and diluted net loss per share	$(.40)	$(2.39)	$(1.26)	$(3.75)

Weighted-average common shares used in computing basic and diluted net loss per share	33,795	44,583	33,554	40,694

	December 31,	December 31,
Selected Condensed Balance Sheet Data	2007	2008
		(Unaudited)

Cash and cash equivalents	$16,626	$10,642
Short-term investments	1,160	—

Working capital	23,814	12,374

Property, plant and equipment, net	61,703	32,085
Goodwill and intangible assets, net	58,253	2,212
Total assets	157,233	62,760
Other long-term liabilities	4,367	6,278
Series A preferred stock, net	53,240	53,240
Stockholders’ equity (deficit)	91,751	(4,576)

NOTES

Impairment Charges on Goodwill and Property and Equipment

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” goodwill is subject to at least an annual assessment for impairment. In general, a write down is required if the carrying value exceeds the fair value of the reporting unit. Upon completion of such assessment for the year ended December 31, 2008, the Company determined that the entire goodwill balance of $55,993,000 allocated to its fuel cell reporting unit is impaired, and, accordingly, recorded a charge in the amount of $55,993,000, which is included within impairment charges on goodwill and property and equipment in the Company’s statement of operations, for the year ended December 31, 2008.

In accordance with SFAS No. 144, “Accounting for Impairment and Disposal of Long-Lived Assets,” in the event that any one or combination of factors indicate that there is an impairment of an entity’s long-lived assets, such long lived assets are to be reviewed to determined if their carrying value exceed their fair value. For the year ended December 31, 2008, the Company reviewed its long-lived assets for impairment and determined that the carrying value of its fuel cell property and equipment exceeded its estimated fair value by approximately $30,508,000 and, accordingly, recorded a charge in such amount to impairment charges on goodwill and property and equipment in the its statement of operations, for the year ended December 31, 2008.

Depreciation, Production and Facility Costs.

  In accordance with SFAS No. 151 "Inventory Costs an Amendment of ARB No. 43, Chapter 4," the Company has recognized as an expense during the year ended December 31, 2008 unallocated depreciation, subcontractor, labor, production facility cost,  materials, components, and inventory reserve cost. For the year ended December 31, 2008, Depreciation, Production and Facility Costs aggregated to $28,223,000, which was comprised of  depreciation of approximately $7,700,000, subcontractor costs of $5,900,000, materials of $3,300,000, wages of $2,800,000, inventory reserves and write offs of $8,200,000 and other costs of $323,000.

Going Concern

Since its inception, the Company has sustained operating losses and has used cash in its operations. During the year ended December 31, 2008, the Company used net cash in operating activities of $47,515,000, incurred a net loss of $148,422,000 and had a total stockholders’ deficit of $4,576,000 at December 31, 2008. These losses have significantly weakened the Company's financial position and available cash resources.

The Company requires additional financing in order to continue to fund its current operations, which continue to show losses, and pay existing and future liabilities and other obligations. The Company is currently negotiating with third parties in an attempt to obtain additional sources of funds which, in management's opinion, would provide adequate cash flows to finance the Company's operations. The satisfactory completion of these negotiations is essential to provide sufficient cash flow to meet current operating requirements. While the Company expects to raise additional funds, as described more fully below, its limited available cash resources at March 31, 2009 coupled with cash expected to become available in April 2009 in accordance with its cost rationalization plan, would be sufficient to continue operations only through the second quarter of 2009. Furthermore, the Company cannot give any assurance that it will in the future be able to achieve a level of profitability from the sale of its products to sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on recoverability and reclassification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

The Company believes that it has numerous options and avenues to raise working capital in 2009, including:

•	The sale of its securities, with the intention of selling $3-5 million in the second quarter of 2009 and up to an additional $5 million before the end of fiscal 2009, all subject to market conditions.

•	The sale of its non-essential assets, including excess inventory and/or other tangible assets, either in the event it is unsuccessful in selling its securities, or possibly in tandem with doing so.

•	Through government grants in the United States, the State of Israel, or possibly both.

The Company is currently in discussions with potential investors regarding the sale of its securities. Furthermore, it has engaged third party valuation experts to appraise the liquidation value of certain of its assets and it has concluded, based upon the value assigned to those assets, that it should be able to realize sufficient funds from any such sale over the next 60-90 days which, together with its cost rationalization plan discussed below, it would then expect to be able to continue its operations through the end of 2009, at which time it would expect to have commenced generating revenue. The Company can give no assurances that it will be successful in raising funds through the sale of its securities, through the divestiture of assets or through any other alternative. Any inability to so obtain additional financing will materially adversely affect the Company, including requiring it to significantly further curtail or cease business operations altogether.

The Company has recently initiated a comprehensive cost rationalization plan designed to reduce operating costs and enhance operational efficiencies, and it has appointed an executive vice president of operation restructuring who is in charge of this effort. Elements and targets of this plan include the following:

•	Reduction in aggregate payroll salaries of approximately 50%

•	Operational expenses reduced by approximately 50%

•	A full stream product cost review

•	Explore opportunities to monetize non-essential assets

•	Dramatically transforming Medis’ supply chain to improve costs, customer experience and sustainability

In an effort to further reduce costs while it focuses on sales and marketing activities, the Company also recently suspended production across its supply base.

As part of this plan, it has undertaken a staff reduction of approximately 50 employees from our Israeli office. These positions are directly and indirectly related to its operations and general administration. The Company has also engaged in conversations with its major suppliers of goods and services and it has initiated restructuring of its vendor processes and agreements. The Company is also seeking to restructure accounts payable and trade debt, of which we can give no assurance of success. In connection with these efforts, the Company is reviewing its current product line offerings to determine how to best commercially leverage its fuel cell products and technology. The Company’s restructuring and cost rationalization plan are being carried-out in parallel with its efforts to raise addition funds from external sources, which it requires to pay existing obligations and to continue its operations.

Financial information included in the Summary of Results has been derived from the Company's unaudited consolidated financial statements as of December 31, 2007 and 2008 and from unaudited quarterly financial data.

###

-ENDS-

For further information please contact:
Danielle DeVoren
Weber Shandwick
ddevoren@webershandwick.com / 212-445-8188

Omer Masud
Medis Technologies
omerm@medistechnologies.com / 212-935- 8484